Exhibit 1.1

UNDERWRITING AGREEMENT
SOLITON, INC.
______, 2018
Boustead Securities, LLC
6 Venture, Suite 325
Irvine, CA 92618
As Representative of the several underwriters
listed in Schedule A hereto
Ladies and Gentlemen:
Soliton, Inc., a Delaware corporation (the “Company”), proposes to issue and sell a minimum of 1,500,000 shares and a maximum of 3,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) to investors deemed acceptable by the Company (the “Investors”) in a public offering pursuant to Regulation A and to engage the several underwriters listed in Schedule A hereto (the “Underwriters”), for whom Boustead Securities, LLC is acting as a representative (the “Representative”) on a best efforts basis. The Underwriters have agreed to act, on a best efforts basis only, as the underwriters in connection with the offering and sale of the Shares (the “Offering”). The Company confirms its agreement with the Underwriters as follows:
SECTION 1.    Agreement to Act on a Best Efforts Basis.
(a)On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Underwriters agree to act on a best efforts, min/max basis only, in connection with the issuance and sale by the Company of the Shares to the Investors. Under no circumstances will the Underwriters be obligated to underwrite or purchase any of the Shares for their respective accounts or otherwise provide any financing. The Company has agreed that upon the Initial Closing and at each Subsequent Closing (as defined below) of the Offering, the Company shall: (y) pay the Underwriters a success fee, payable in cash, equal to seven percent (7%) of the aggregate gross proceeds received by the Company from such Closing (the “Success Fee”); and (z) issue to the Underwriters warrants, substantially in the form of Exhibit A hereto, equal to seven percent (7%) of the number of shares of Common Stock sold and issued in the Offering (the “Underwriters Warrants”), at an exercise price per share equal to one hundred percent (100%) of the price per Share as shown on the cover page of the Final Offering Circular (as defined below). Such warrant shall expire on the fifth anniversary of the Qualification Date (as defined below).
(b)The Underwriters shall have the right to enter into selected dealer agreements with other broker-dealers participating in the Offering (each dealer being referred to herein as a “Dealer” and said dealers being collectively referred to herein as the “Dealers”). The Success Fee is allowable, in whole or in part, to the Dealers. The Company will not be liable or responsible to any Dealer for direct payment of compensation to any Dealer, it being the sole and exclusive responsibility of the Underwriters for payment of compensation to Dealers.
SECTION 2.    Delivery and Payment.
(a)In the event that the Underwriters receive any payment from an Investor in connection with the purchase of any Shares by such investor, such payments will be promptly transmitted to and deposited into one of two escrow accounts (the “Escrow Accounts”) established by the Company in connection with the Offering, Bryn Mawr Trust Company of Delaware, as escrow agent for funds tendered by Investors placed by SI Securities, LLC and FinTech Clearing, LLC, as escrow agent for all other funds tendered by Investors (the “Escrow Agents”). Among other things, the Underwriters shall forward any checks so received by the Underwriters to the Escrow Agents by noon the next business day. The Underwriters and the Company shall instruct Investors to make wire transfers in accordance with the Company’s qualified Offering Statement.
(b)Prior to the Initial Closing date of the Offering and any Subsequent Closing date, (i) each Investor will execute and deliver a Subscription Agreement (each, an “Investor Subscription Agreement”) to the Company and the Company will make available to each Underwriter and the Escrow Agents copies of each such Investor Subscription Agreement; (ii) each Investor will transfer to the Escrow Accounts funds in an amount equal to the price per Share as shown on the cover page of the Final Offering Circular multiplied by the number of Shares subscribed by such Investor; (iii) subscription funds received from any Investor will be promptly transmitted to the Escrow Accounts in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iv) the Escrow Agents will notify the Company and the Representative in writing whether the balance of the Escrow Accounts contains collected funds in the amount equal to the proceeds for the sale of at least 1,500,000 Shares offered hereby (the “Requisite Funds”).
i.If the Escrow Agents shall have received at least the Requisite Funds on or before 9:00 a.m., New York City time, on ______, 2018, or at such other time(s) on such other date(s), not more than thirty (30) days thereafter, as may be agreed upon by the Company and the Representative (each such date, a “Closing Date”), Bryn Mawr Trust Company of Delaware will release the balance of their escrow account to FinTech Clearing, LLC who will release the balance of the Escrow Accounts for collection by the Company and the Representative as provided in the escrow agreement among the Company, the Representative and FinTech Clearing, LLC and the escrow agreement among the Company, the Representative, SI Securities, LLC and The Bryn Mawr Trust Company of Delaware (each an “Escrow Agreement”, collectively, the “Escrow Agreements”) and the Company shall deliver the Shares purchased on such Closing Date to the Investors, which delivery may be made through the facilities of the Depository Trust Company (“DTC”) or via book entry with the Company’s securities registrar and transfer agent, Computershare (the “Transfer Agent”). The initial closing (the “Initial Closing”) and any subsequent closing (each, a “Subsequent Closing”) shall take place at the office of the Representative or such other location as the Representative and the Company shall mutually agree. The Initial Closing and all Subsequent Closings shall each be referred to as a “Closing.” All actions taken at a Closing shall be deemed to have occurred simultaneously on the date of such Closing.
ii.If the Requisite Funds have not been received immediately prior to the initial Closing Date, the Offering will not proceed and the Escrow Agents will promptly return the funds to the investors without interest.
(c)On each Closing Date, the Company will issue to the Representative (and/or its designee(s)) the Underwriters Warrants. The Underwriter Warrants shall have an exercise price per share equal to one hundred twenty percent (120%) of the price per Share as shown on the cover page of the Final Offering Circular. The Underwriter Warrants will be exercisable for a term of five years beginning on the Qualification Date (as defined below). The Representative understands and agrees that there are significant restrictions pursuant to Financial Industry Regulatory Authority (“FINRA”) Rule 5110 against transferring the Underwriter Warrants and the underlying shares of Common Stock during the one hundred eighty (180) days after the Qualification Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Underwriter Warrants, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the Qualification Date to anyone other than (i) the Representative or selected dealer in connection with the Offering contemplated hereby or (ii) a bona fide officer or partner of the Representative or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.
SECTION 3.    Representations and Warranties of the Company. The Company represents, warrants and covenants to each Underwriter as follows:
(a)The Company has filed with the Securities and Exchange Commission (the “Commission”) an offering statement on Form 1-A (File No. 024-10854) (collectively, with the various parts of such offering statement, each as amended as of the Qualification Date for such part, including any Offering Circular and all exhibits to such offering statement, the “Offering Statement”) relating to the Shares pursuant to Regulation A as promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the other applicable rules, orders and regulations (collectively referred to as the “Rules and Regulations”) of the Commission promulgated under the Securities Act. As used in this Agreement:
i.“Applicable Time” means 12:00 p.m., Eastern time, on the date of this Agreement;
ii.“Final Offering Circular” means the final offering circular relating to the public offering of the Shares as filed with the Commission pursuant to Regulation A of the Rules and Regulations;
iii.“Preliminary Offering Circular” means any preliminary offering circular relating to the Shares included in the Offering Statement pursuant to Regulation A of the Rules and Regulations;
iv.“Pricing Disclosure Materials” means the most recent Preliminary Offering Circular and the materials identified in Schedule B hereto;
v.“Qualification Date” means the date as of which the Offering Statement was or will be qualified with the Commission pursuant to Regulation A, the Securities Act and the Rules and Regulations; and
vi.“Testing-the-Waters Communication” means any video or written communication with potential investors undertaken in reliance on Rule 255 of the Rules and Regulations.
(b)The Offering Statement has been filed with the Commission in accordance with the Securities Act and Regulation A of the Rules and Regulations; no stop order of the Commission preventing or suspending the qualification or use of the Offering Statement, or any amendment thereto, has been issued, and no proceedings for such purpose have been instituted, or, to the Company’s knowledge, are contemplated by the Commission.
(c)The Offering Statement, at the time it became qualified, as of the date hereof, and as of each Closing Date, conformed and will conform in all material respects to the requirements of Regulation A, the Securities Act and the Rules and Regulations.
(d)The Offering Statement, at the time it became qualified, as of the date hereof, and as of each Closing Date, did not and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(e)The Preliminary Offering Circular did not, as of its date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to the statements contained in the Preliminary Offering Circular which have been provided by the Underwriter to the Company specifically for inclusion therein, as further set forth in Section 8(c) of this Agreement.
(f)The Final Offering Circular will not, as of its date and on each Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to the statements contained in the Final Offering Circular which have been provided by the Underwriters to the Company specifically for inclusion therein, as further set forth in Section 8(c) of this Agreement.
(g)The Pricing Disclosure Materials and each Testing-the-Waters Communication, when considered together, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the Company makes no representation or warranty with respect to the statements contained in the Preliminary Offering Circular which have been provided by the Underwriters to the Company specifically for inclusion therein, as further set forth in Section 8(c) of this Agreement.
(h)As of the date hereof and as of each Closing Date, the Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has full power and authority to conduct all the activities conducted by it, to own and lease all the assets owned and leased by it and to conduct its business as presently conducted and as described in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular. The Company is duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on or affecting the business, prospects, properties, management, financial position, stockholders’ equity, or results of operations of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”). Complete and correct copies of the certificate of incorporation and of the bylaws of the Company and all amendments thereto have been made available to the Underwriters, and such certificate of incorporation shall be in effect as of the Closing Date.
(i)The Company has no subsidiaries, nor does it own a controlling interest in any entity other than those entities set forth on Schedule C to this Agreement (each a “Subsidiary” and collectively the “Subsidiaries”). Each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of formation. Each Subsidiary is duly qualified and in good standing as a foreign company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which would not be reasonably expected to have a Material Adverse Effect. All of the shares of issued capital stock of each corporate subsidiary, and all of the share capital, membership interests and/or equity interests of each subsidiary that is not a corporation, have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders’ agreement, proxy, voting trust or other defect of title whatsoever.
(j)The Company is organized in, and its principal place of business is in, the United States.

(k)The Company is not subject to the ongoing reporting requirements of Section 13 or 15(d) of the Exchange Act and has not been subject to an order by the Commission denying, suspending, or revoking the registration of any class of securities pursuant to Section 12(j) of the Exchange Act that was entered within five (5) years preceding the date the Offering Statement was originally filed with the Commission. The Company is not, and has not been at any time during the two-year period preceding the date the Offering Statement was originally filed with the Commission, required to file with the Commission the ongoing reports required by the Rules and Regulations under Regulation A.
(l)The Company is not, nor upon completion of the transactions contemplated herein will it be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not a development stage company or a “business development company” as defined in Section 2(a)(48) of the Investment Company Act. The Company is not a blank check company and is not an issuer of fractional undivided interests in oil or gas rights or similar interests in other mineral rights. The Company is not an issuer of asset-backed securities as defined in Item 1101(c) of Regulation AB.
(m)Neither the Company, nor any predecessor of the Company; nor any other issuer affiliated with the Company; nor any director or executive officer of the Company or other officer of the Company participating in the Offering, nor any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, nor any promoter connected with the Company, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.
(n)The Company is not a “foreign private issuer,” as such term is defined in Rule 405 under the Securities Act.
(o)The Company has full legal right, power and authority to enter into this Agreement, and the Escrow Agreements and perform the transactions contemplated hereby and thereby. This Agreement and the Escrow Agreements have each been authorized and validly executed and delivered by the Company and are each a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.
(p)The issuance and sale of the Shares have been duly authorized by the Company, and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The holders of the Shares will not be subject to personal liability by reason of being such holders. The Shares, when issued, will conform to the description thereof set forth in the Final Offering Circular in all material respects.
(q)The Company has not authorized anyone other than the management of the Company and the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communications other than those listed on Schedule D hereto.
(r)The financial statements and the related notes included in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular present fairly, in all material respects, the financial condition of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with United States generally accepted accounting principles (“GAAP”), except as may be stated in the related notes thereto. No other financial statements or schedules of the Company, any Subsidiary or any other entity are required by the

Securities Act or the Rules and Regulations to be included in the Offering Statement or the Final Offering Circular. There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.
(s)GBH CPAs, PC (the “Accountants”), who have reported on the financial statements and schedules described in Section 3(r), are registered independent public accountants with respect to the Company as required by the Securities Act and the Rules and Regulations and by the rules of the Public Company Accounting Oversight Board. The financial statements of the Company and the related notes and schedules included in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations and present fairly the information shown therein.
(t)Since the date of the most recent financial statements of the Company included in the Offering Statement and the most recent Preliminary Offering Circular and prior to the Initial Closing and any Subsequent Closing, other than as described in the Final Offering Circular (A) there has not been and will not have been any change in the capital stock of the Company or long-term debt of the Company or any Subsidiary or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock or equity interests, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, prospects, properties, management, financial position, stockholders’ equity, or results of operations of the Company and its Subsidiaries taken as a whole (a “Material Adverse Change”) and (B) neither the Company nor any Subsidiary has sustained or will sustain any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular.
(u)Since the date as of which information is given in the most recent Preliminary Offering Circular, except as disclosed in the most recent Preliminary Offering Circular, neither the Company nor any Subsidiary has entered or will before the Initial Closing or any Subsequent Closing enter into any transaction or agreement, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole or incurred or will incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole, and neither the Company nor any Subsidiary has any plans to do any of the foregoing.
(v)The Company and each Subsidiary has good and valid title in fee simple to all items of real property and good and valid title to all personal property described in the Offering Statement or the Final Offering Circular as being owned by them, in each case free and clear of all liens, encumbrances and claims except those that (1) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (2) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property described in the Offering Statement or the Final Offering Circular as being leased by the Company or any Subsidiary that is material to the business of the Company and its Subsidiaries taken as a whole is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.
(w)There are no legal, governmental or regulatory actions, suits or proceedings pending, either domestic or foreign, to which the Company is a party or to which any property of the Company is the subject, nor are there, to the Company’s knowledge, any threatened legal, governmental or regulatory investigations, either domestic or foreign, involving the Company or any property of the Company that, individually or in the aggregate, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under this Agreement; to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.
(x)The Company and each Subsidiary, if any, has, and at each Closing Date will have, (1) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as presently conducted except where the failure to have such governmental licenses, permits, consents, orders, approvals and other authorizations would not be reasonably expected to have a Material Adverse Effect, and (2) performed all its obligations required to be performed, and is not, and at each Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a “contract or other agreement”) to which it is a party or by which its property is bound or affected and, to the Company’s knowledge, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder. The Company and its Subsidiaries are not in violation of any provision of its organizational or governing documents.
(y)The Company has obtained, or prior to the Closing will obtain, all authorization, approval, consent, license, order, registration, exemption, qualification or decree of, any court or governmental authority or agency or any sub-division thereof that is required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares and the Underwriters Warrants under this Agreement or the consummation of the transactions contemplated by this Agreement as may be required under federal, state, local and foreign laws, the Securities Act or the rules and regulations of the Commission thereunder, state securities or Blue Sky laws, and the rules and regulations of the NASDAQ Capital Market (“NASDAQ”).
(z)There is no actual or, to the knowledge of the Company, threatened, enforcement action or investigation any governmental authority that has jurisdiction over the Company, and to its knowledge, the Company has received no notice of any pending or threatened claim or investigation against the Company that would provide a legal basis for any enforcement action, and the Company has no reason to believe that any governmental authority is considering such action.
(aa)Neither the execution of this Agreement, nor the issuance, offering or sale of the Shares, nor the consummation of any of the transactions contemplated herein, nor the compliance by the Company with the terms and provisions hereof or thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any contract or other agreement to which the Company or any Subsidiary may be bound or to which any of the property or assets of the Company or any Subsidiary is subject, except such conflicts, breaches or defaults as may have been waived or would not, in the aggregate, be reasonably expected to have a Material Adverse Effect; nor will such action result in any violation, except such violations that would not be reasonably expected to have a Material Adverse Effect, of (1) the provisions of the organizational or governing documents of the Company or any Subsidiary, or (2) any statute or any order, rule or regulation applicable to the Company or any Subsidiary or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company or any Subsidiary.
(ab)There is no document or contract of a character required to be described in the Offering Statement or the Final Offering Circular or to be filed as an exhibit to the Offering Statement which is not described or filed as required. All such contracts to which the Company or any Subsidiary is a party have been authorized, executed and delivered by the Company or any Subsidiary, and constitute valid and binding agreements of the Company or any Subsidiary, and are enforceable against the Company in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability, except as would not, in the aggregate, be reasonably expected to have a Material Adverse Effect. None of these contracts have been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice of any such pending or threatened suspension or termination.
(ac)The Company and its directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Company’s Common Stock.
(ad)Other than as previously disclosed to the Underwriters in writing, the Company, or any person acting on behalf of the Company, has not and, except in consultation with the Underwriters, will not publish, advertise or otherwise make any announcements concerning the distribution of the Shares, and has not and will not conduct road shows, seminars or similar activities relating to the distribution of the Shares nor has it taken or will it take any other action for the purpose of, or that could reasonably be expected to have the effect of, preparing the market, or creating demand, for the Shares.
(ae)No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Offering Statement or the transactions contemplated by this Agreement, except for such rights as have been waived or as are described in the Offering Statement.
(af)No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors.
(ag)The Company and each of its subsidiaries: (i) are and have been in material compliance with all laws, to the extent applicable, and the regulations promulgated pursuant to such laws, and comparable state laws, and all other local, state, federal, national, supranational and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Company and its subsidiaries except for such non-compliance as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) have not received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Regulatory Agency or third party alleging that any product operation or activity is in material violation of any laws and has no knowledge that any such Regulatory Agency or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; and (iii) are not a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any Governmental Authority.
(ah)The business and operations of the Company, and each of its Subsidiaries, have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction (“Environmental Laws”), and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where the failure to be in such compliance would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).
(ai)There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials (as defined below) by or caused by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its Subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.
(aj)The Company and its Subsidiaries own, possess, license or have other adequate rights to use, on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Company’s and each of its Subsidiary’s business as now conducted (collectively, the “Intellectual Property”), except to the extent such failure to own, possess or have other rights to use such Intellectual Property would not result in a Material Adverse Effect. Except as set forth in the Final Offering Circular: (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company or its Subsidiaries; (b) to the knowledge of the Company, there is no infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company or its Subsidiaries; (c) the Company is not aware of any defects in the preparation and filing of any of patent applications, as listed in Exhibit C, within the Intellectual Property; (d) to the knowledge of the Company, the patent applications, as listed in Exhibit C, within the Intellectual Property are being prosecuted so as to avoid the abandonment thereof; (e) to the knowledge of the Company, the patents, as listed in Exhibit C, within the Intellectual Property are being maintained and the required maintenance fees (if any) are being paid; (f) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries’ rights in or to any Intellectual Property, and the Company and its Subsidiaries are unaware of any facts which would form a reasonable basis for any such claim; (g) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope or enforceability of any such Intellectual Property, and the Company and its Subsidiaries are unaware of any facts which would form a reasonable basis for any such claim; and (h) there is no pending, or to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company’s or any of its Subsidiaries’ business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and its Subsidiaries are unaware of any other fact which would form a reasonable basis for any such claim. To the knowledge of the Company, no opposition filings or invalidation filings have been submitted which have not been finally resolved in connection with any of the Company’s patents and patent applications in any jurisdiction where the Company has applied for, or received, a patent.
(ak)Except as would not have, individually or in the aggregate, a Material Adverse Effect, the Company and each Subsidiary (1) has timely filed all federal, state, provincial, local and foreign tax returns that are required to be filed by such entity through the date hereof, which returns are true and correct, or has received timely extensions for the filing thereof, and (2) has paid all taxes, assessments, penalties, interest, fees and other charges due or claimed to be due from the Company, other than (A) any such amounts being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (B) any such amounts currently payable without penalty or interest. There are no tax audits or investigations pending, which if adversely determined could have a Material Adverse Effect; nor to the knowledge of the Company are there any proposed additional tax assessments against the Company or any Subsidiary which could have, individually or in the aggregate, a Material Adverse Effect. No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding tax or duty is payable by or on behalf of the Underwriters to any foreign government outside the United States or any political subdivision thereof or any authority or agency thereof or therein having the power to tax in connection with (i) the issuance, sale and delivery of the Shares by the Company; (ii) the purchase from the Company, and the initial sale and delivery of the Shares to purchasers thereof; or (iii) the execution and delivery of this Agreement or any other document to be furnished hereunder.
(al)On each Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be issued and sold on such Closing Date will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.
(am)The Company and its Subsidiaries are insured with insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, each Subsidiary or their respective businesses, assets, employees, officers and directors are in full force and effect; and there are no claims by the Company or its Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost. The Company has obtained director’s and officer’s insurance in such amounts as is customary for a similarly situated company engaging in an initial public offering of securities.
(an)Neither the Company nor its Subsidiaries, if any, nor any director, officer, agent or employee of either the Company or any Subsidiary, if any, has directly or indirectly, (1) made any unlawful contribution to any federal, state, local and foreign candidate for public office, or failed to disclose fully any contribution in violation of law, (2) made any payment to any federal, state, local and foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (3) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977, or (4) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment
(ao)The operations of the Company and its Subsidiaries, if any, are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(ap)Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions (the “Sanctions Regulations”) administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC’); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or listed on the OFAC Specially Designated Nationals and Blocked Persons List. Neither the Company nor, to the knowledge of the Company, any director, officer, agent or employee of the Company, is named on any denied party or entity list administered by the Bureau of Industry and Security of the U.S. Department of Commerce pursuant to the Export Administration Regulations (“EAR”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions Regulations or to support activities in or with countries sanctioned by said authorities, or for engaging in transactions that violate the EAR.
(aq)The Company has not distributed and, prior to the later to occur of the last Closing Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than each Preliminary Offering Circular, the Pricing Disclosure Materials and the Final Offering Circular, or such other materials as to which the Underwriters shall have consented in writing (which shall include any Testing-the-Waters Communication).
(ar)Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees, directors or independent contractors of the Company or its Subsidiaries, or under which the Company or any of its Subsidiaries has had or has any present or future obligation or liability, has been maintained in material compliance with its terms and the requirements of any applicable federal, state, local and foreign laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company to any material tax, fine, lien, penalty, or liability imposed by ERISA, the Code or other applicable law; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(as)Prior to the Initial Closing, the Company will have filed with the Commission a registration statement on Form 8-A providing for the registration under the Exchange Act of the Shares.
(at)No relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary, on the other, which would be required to be disclosed in the Offering Statement, the Preliminary Offering Circular and the Final Offering Circular and is not so disclosed.
(au)The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission or that would fail to come within the safe harbor for integration under Regulation A.
(av)The Shares have been approved for listing, subject to notice of issuance on the NASDAQ, under the symbol “SOLY”.
(aw)Except as set forth in this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Shares.
(ax)To the knowledge of the Company, there are no affiliations with FINRA among the Company’s directors, officers or any five percent or greater stockholder of the Company or any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the initial filing date of the Offering Statement.
(ay)There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. The Company has not directly or indirectly, including through its Subsidiaries, extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan to or for any director or executive officer of the Company or any of their respective related interests, other than any extensions of credit that ceased to be outstanding prior to the initial filing of the Offering Statement. No transaction has occurred between or among the Company and any of its officers or directors, stockholders, customers, suppliers or any affiliate or affiliates of the foregoing that is required to be described or filed as an exhibit to in the Offering Statement, the Preliminary Offering Circular, the Pricing Disclosure Materials or the Final Offering Circular and is not so described.
(az)The Underwriters Warrants have been duly authorized for issuance. The Company has reserved a sufficient number of shares of its Common Stock for issuance upon exercise of the Underwriters Warrants and, when issued and paid for in accordance with the terms thereof, such shares of Common Stock will be validly issued, fully paid and non-assessable. The issuance of the Common Stock pursuant to the Underwriters Warrants will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company or any of its subsidiaries.
SECTION 4.    Covenants of the Company.
(a)The Offering Statement has become qualified, and the Company will file the Final Offering Circular, subject to the prior approval of the Underwriters, pursuant to Rule 253 and Regulation A, within the prescribed time period and will provide a copy of such filing to the Underwriters promptly following such filing.

(b)The Company will not, during such period as the Final Offering Circular would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer in connection with the offering contemplated by this Agreement (whether physically or through compliance with Rules 251 and 254 under the Securities Act or any similar rule(s)), file any amendment or supplement to the Offering Statement or the Final Offering Circular unless a copy thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the filing thereof and the Underwriters shall not have reasonably objected thereto in good faith.
(c)The Company will notify the Underwriters promptly, and will, if requested, confirm such notification in writing: (1) when any amendment to the Offering Statement is filed; (2) of any request by the Commission for any amendments to the Offering Statement or any amendment or supplements to the Final Offering Circular or for additional information; (3) of the issuance by the Commission of any stop order preventing or suspending the qualification of the Offering Statement or the Final Offering Circular, or the initiation of any proceedings for that purpose or the threat thereof; (4) of becoming aware of the occurrence of any event that in the judgment of the Company makes any statement made in the Offering Statement, the Preliminary Offering Circular, the Pricing Disclosure Materials or the Final Offering Circular untrue in any material respect or that requires the making of any changes in the Offering Statement, the Preliminary Offering Circular, the Pricing Disclosure Materials or the Final Offering Circular in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (5) of receipt by the Company of any notification with respect to any suspension of the qualification or exemption from registration of the Shares for offer and sale in any jurisdiction. If at any time the Commission shall issue any order suspending the qualification of the Offering Statement in connection with the offering contemplated hereby or in connection with sales of Common Stock pursuant to market making activities by the Underwriters, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Offering Statement, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Regulation A, the Securities Act and the Rules and Regulations and to notify the Underwriters promptly of all such filings.
(d)If, at any time when the Final Offering Circular relating to the Shares is required to be delivered under the Securities Act, the Company becomes aware of the occurrence of any event as a result of which the Final Offering Circular, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Underwriters, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Offering Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Underwriters, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Underwriters, at any time to amend or supplement the Final Offering Circular or the Offering Statement to comply with the Securities Act or the Rules and Regulations, the Company will promptly notify the Underwriters and will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Offering Statement and/or an amendment or supplement to the Final Offering Circular that corrects such statement and/or omission or effects such compliance and will deliver to the Underwriters, without charge, such number of copies thereof as the Underwriters may reasonably request. The Company consents to the use of the Final Offering Circular or any amendment or supplement thereto by the Underwriters, and the Underwriters agree to provide to each Investor, prior to the Initial Closing and, as applicable, any Subsequent Closing, a copy of the Final Offering Circular and any amendments or supplements thereto.
(e)The Company will furnish to the Underwriters and their counsel, without charge (i) one conformed copy of the Offering Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto, and (ii) so long as an offering circular relating to the Shares is required to be delivered under the Securities Act or the Rules and Regulations, as many copies of each Preliminary Offering Circular or the Final Offering Circular or any amendment or supplement thereto as each Underwriter may reasonably request.
(f)If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company has or will promptly notify the Underwriters in writing and has or will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.
(g)The Company will comply with any undertakings contained in the Offering Statement.
(h)Prior to the sale of the Shares to the Investors, the Company will cooperate with the Underwriters and their counsel in connection with the registration or qualification, or exemption therefrom, of the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.
(i)The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Final Offering Circular under the caption “Use of Proceeds.”
(j)The Company will use its reasonable best efforts to ensure that the Shares are listed on the NASDAQ.
(k)The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.
(l)    The Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise dispose of, directly or indirectly, any shares of capital stock of the Company or securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, (ii) file or cause to be filed any registration statement with the Commission (excluding a Form S-8 registration statement related to the Company’s existing equity compensation plans) relating to the offering for any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company (the “Lock-Up Securities”) during the period commencing on and including the date hereof and ending on and including the 180th day following the date of this Agreement (the “Lock-up Period”), except with respect to (A) the Shares to be sold hereunder, (B) the issuance of shares of Common Stock or warrants to purchase Common Stock at a purchase price or exercise price, as applicable, of (1) greater than $9.00 per share for the initial 90 days of the Lock-up Period, or (2) greater than $7.00 per share for the final 90 days of the Lock-up Period, (C) the issuance of shares of Common Stock upon the exercise of a stock option or warrant or the conversion of a security outstanding on the date of the Offering, issued after the date of this Agreement pursuant to the Company’s currently existing or hereafter adopted equity compensation plans or employment or consulting agreements or arrangements of which each Underwriter has been advised in writing or which have been filed with the Commission, or (D) the issuance by the Company of stock options or shares of capital stock of the Company under any currently existing or hereafter adopted equity compensation plan or employment/consulting agreements or agreements of the Company, provided, however, that the executive officers, directors and any 5% or more shareholder of the Company shall agree to be bound by the terms of the lock-up letter described in this Section 4(l) hereof. If the Representative agrees to waive or release any Lock-Up Securities from the Lock-Up Period, the Company will announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of such release or waiver.
(l)The Company shall not grant a waiver or consent to any of the provision of the lock-up agreements referenced in Exhibit B without the prior written consent of the Representative.
SECTION 5.    Representations and Warranties of the Underwriters, Agreements of the Underwriters. Each Underwriter represents and warrants and covenants to the Company that:
(a)The Underwriter agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any Written Testing-the-Waters Communication used or referred to by the Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”), provided that “issuer information” (as defined in Rule 433 under the Securities Act) within the meaning of this Section 5 shall not be deemed to include information prepared by the Underwriter on the basis of, or derived from, “issuer information”.
(b)Neither the Underwriter nor any Dealer, nor any managing member of the Underwriter or any Dealer, nor any director or executive officer of the Underwriter or any Dealer or other officer of the Underwriter or any Dealer participating in the offering of the Shares is subject to the disqualification provisions of Rule 262 of the Rules and Regulations. No registered representative of the Underwriter or any Dealer, or any other person being compensated by or through the Underwriter or any Dealer for the solicitation of Investors, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.
(c)The Underwriter and each Dealer is a member of FINRA and it and its respective employees and representatives have all required licenses and registrations to act under this Agreement, and the Underwriter shall remain a member or duly licensed, as the case may be, during the Offering.
(d)Except for Participating Dealer Agreements, no agreement will be made by the Underwriter with any person permitting the resale, repurchase or distribution of any Shares purchased by such person.
(e)Except as otherwise consented to by the Company, the Underwriter has not and will not use or distribute any written offering materials other than the Preliminary Offering Circular, Pricing Disclosure Materials and the Final Offering Circular. The Underwriter has not and will not use any “broker-dealer use only” materials with members of the public, or has not and will not make any unauthorized verbal representations or verbal representations which contradict or are inconsistent with the statements made in the Offering Statement in connection with offers or sales of the Shares.
SECTION 6.    Expenses.
(a)Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the transactions contemplated hereby, including without limitation: (i) all actual fees and expenses incurred by the Underwriters in connection with, among other things, due diligence costs, which shall not exceed $35,000, $35,000 of which were paid upon the execution of the Engagement Letter (as defined herein), and the fees and expenses of the Underwriters’ counsel, which shall not exceed $75,000; (ii) $35,000 for all road show and transportation expenses of the Underwriters; (iii) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs, if any); (iv) all fees and expenses of the registrar and transfer agent of the Common Stock; (v) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares placed by the Underwriters; (vi) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (vii) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Offering Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Preliminary Offering Circular, the Pricing Disclosure Materials, the Final Offering Circular and all amendments and supplements thereto, and this Agreement; (viii) all filing fees, incurred by the Company, or the Underwriters, in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws; and (ix) the filing fees incident to the FINRA’s review and approval of the Underwriters’ participation in the offering and placement of the Shares.
(b)In connection with this Offering, we granted the Underwriters a right of first refusal, for a period of twelve (12) months following the qualification of the Offering, to act as placement agent or underwriter or to act as a joint financial advisor on at least equal economic terms on any public or private financing (debt or equity), merger, business combination, recapitalization or sale of some or all of the equity assets of the Company.
SECTION 7.    Conditions of the Obligations of the Underwriters. The obligations of each Underwriter hereunder are subject to (1) the accuracy of the representations and warranties on the part of the Company set forth in Section 3, as of the date hereof and as of the Closing Date as though then made, (2) the timely performance by the Company of its covenants and obligations hereunder, and (3) each of the following additional conditions:
(a)(i) No stop order suspending the qualification of the Offering Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (ii) no order suspending the qualification of the Offering Statement or the qualification or exemption of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened or contemplated by, any securities or other governmental authority (including, without limitation, the Commission), (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Offering Statement or the Final Offering Circular shall have been filed unless a copy thereof was first submitted to the Underwriters and the Underwriters did not object thereto in good faith, and the Underwriters shall have received certificates of the Company, dated as of each Closing Date and signed by the President and Chief Executive Officer of the Company, and the Chief Financial Officer of the Company, to the effect of clauses (ii) and (iii).
(b)Since the respective dates as of which information is given in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, in the reasonable judgment of the Underwriters there shall not have occurred a Material Adverse Change.
(c)Since the respective dates as of which information is given in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any federal, state or local or foreign court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of the Underwriters, would reasonably be expected to have a Material Adverse Effect.
(d)Each of the representations and warranties of the Company contained herein shall be true and correct as of each Closing Date in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to such Closing Date shall have been duly performed, fulfilled or complied with in all material respects.
(e)On the Closing Date, the Underwriters shall have received the opinion and 10b-5 negative assurances letter from Schiff Hardin LLP, Washington, D.C., counsel for the Company, addressed to the Underwriters, dated as of the Closing Date, substantially in the form satisfactory to the Underwriters.
(f)At the Initial Closing and at any Subsequent Closing, there shall be furnished to the Underwriters a certificate, dated the date of its delivery, signed by each of the President and the Chief Financial Officer of the Company, in their capacities as officers of the Company, in form and substance satisfactory to the Underwriters to the effect that each signer has carefully examined the Offering Statement, the Final Offering Circular and the Pricing Disclosure Materials, and that to each of such person’s knowledge:
i.As of the date of each such certificate, (x) the Offering Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) neither the Final Offering Circular nor the Pricing Disclosure Materials contains any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and no event has occurred as a result of which it is necessary to amend or supplement the Final Offering Circular in order to make the statements therein not untrue or misleading in any material respect.
ii.Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality.
iii.Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.
iv.To their knowledge, no stop order suspending the qualification of the Offering Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.
v.Subsequent to the date of the most recent financial statements in the Offering Statement and in the Final Offering Circular, there has been no Material Adverse Change.
(g)The Company shall have furnished or caused to be furnished to the Underwriters such certificates, in addition to those specifically mentioned herein, as the Underwriters may have reasonably requested as to the accuracy and completeness on any Closing Date and of any statement in the Offering Statement, the Preliminary Offering Circular, the Pricing Disclosure Materials or the Final Offering Circular, as to the accuracy on such Closing Date of the representations and warranties of the Company as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.
(h)On or prior to the date hereof, the Company shall have furnished to the Underwriters an agreement substantially in the form of Exhibit B hereto from each of the Company’s officers, directors, and 10% of greater security holders of the Company’s Common Stock or securities convertible into or exercisable for shares of the Company’s Common Stock, and each such agreement shall be in full force and effect on the Closing Date.
(i)The Shares have been approved for listing upon notice of issuance on the NASDAQ.
(j)The Company shall have furnished or caused to be furnished to the Underwriters on each Closing Date satisfactory evidence of the good standing of the Company and the Subsidiaries in their respective jurisdiction of organization and their good standing as foreign entities in such other jurisdictions as the Underwriters may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
(k)FINRA shall not have raised any objection with respect to the fairness or reasonableness of the plan of distribution, or other arrangements of the transactions, contemplated hereby.
(l)On or after the Applicable Time there shall not have occurred any of the following: (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, Inc., NYSE MKT or NASDAQ; (b) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (c) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (d) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (c) or (d) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares being delivered on any Closing Date on the terms and in the manner contemplated in the Final Offering Circular.
(m)    At the Closing Date and at any Subsequent Closing, the Accountants shall have furnished to the Underwriters a letter, dated the date of its delivery (the “Comfort Letter”), addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Offering Statement, the Pricing Disclosure Materials and the Final Offering Circular.
SECTION 8.    Indemnification.
(a)Indemnification by the Company. The Company shall indemnify and hold harmless each Underwriter, its affiliates and its directors, officers, members, employees and agents and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act of or Section 20 of the Exchange Act (collectively the “Underwriters Indemnified Parties,” and each an “Underwriters Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), to which such Underwriters Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Offering Statement or the Final Offering Circular or any amendment or supplement thereto, (B) the omission or alleged omission to state in any Preliminary Offering Circular, the Offering Statement, the Final Offering Circular, the Pricing Disclosure Materials, or any Written Testing-the-Waters Communication, any Permitted Issuer Information, or in any

amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) any breach of the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or pursuant to any law, any act or failure to act, or any alleged act or failure to act, by the Underwriters in connection with, or relating in any manner to, this Agreement, the Securities or the Offering, and which is included as part of or referred to in any loss, claim, damage, expense, liability, action, investigation or proceeding arising out of or based upon matters covered by subclause (A), (B) or (C) above of this Section 8(a) (provided that the Company shall not be liable in the case of any matter covered by this subclause (C) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, expense or liability resulted directly from any such act or failure to act undertaken or omitted to be taken by the Underwriters through gross negligence or willful misconduct), and shall reimburse the Underwriters Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriters Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement in, or omission from any Preliminary Offering Circular, the Offering Statement or the Final Offering Circular, or any such amendment or supplement thereto, or any of the Pricing Disclosure Materials made in reliance upon and in conformity with written information furnished to the Company through the Underwriters expressly for use therein, which information the parties hereto agree is limited to the Underwriter’s Information (as defined below). This indemnity agreement is not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriters Indemnified Party.
(b)Indemnification by the Underwriters. Each Underwriter shall indemnify and hold harmless the Company and the Company’s directors, its officers who signed the Final Offering Circular and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement of a material fact contained in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular, or any amendment or supplement thereto, any Written Testing-the-Waters Communication, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for such use (the “Underwriter’s Information”), or (ii) the omission to state in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular, or any amendment or supplement thereto, any Written Testing-the-Waters Communication, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company through the Underwriter expressly for use therein, which information the parties hereto agree is limited to the Underwriter’s Information and shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 8(c), in no event shall any indemnity by the Underwriters under this Section 8(c) exceed the total discount and commission received by the Underwriters in connection with the Offering.
(c)Procedure. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially adversely prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 8(a), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time any such indemnified party (in addition to any local counsel), which firm shall be designated in writing by the Underwriters if the indemnified party under this Section 8 is an Underwriters Indemnified Party or by the Company if an indemnified party under this Section 8 is a Company Indemnified Party. Subject to this Section 8(c), the amount payable by an indemnifying party under Section 8 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
(d)Contribution. If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) of this Section 8(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 8(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company or on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total proceeds from the offering of the Shares purchased by investors as contemplated by this Agreement (before deducting expenses) received by the Company bear to the total underwriting commissions received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Final Offering Circular. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Underwriters for use in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular, or any amendment or supplement thereto, and any Written Testing-the-Waters Communication, consists solely of the Underwriter’s Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 8(d), the Underwriters shall not be required to contribute any amount in excess of the total commission received in cash by the Underwriters in connection with the Offering less the amount of any damages that the Underwriters have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
SECTION 9.    Termination of this Agreement. Prior to the initial Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NASDAQ; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions that, in the reasonable judgment of the Representative, is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Final Offering Circular or to enforce contracts for the sale of securities. Any termination pursuant to this Section 9 shall be without liability on the part of (a) the Company to the Representative, except that the Company shall be obligated to reimburse the expenses of each Underwriter as provided for herein, (b) the Underwriters to the Company, or (c) of any party hereto to any other party except that the provisions of Section 6 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Underwriters or persons associated with the Underwriters) and Section 8 shall at all times be effective and shall survive such termination.
SECTION 10.    No Advisory or Fiduciary Responsibility. The Company agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby. Additionally, the Underwriters are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the Offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or is advising the Company on other matters). The Company has conferred with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and each Underwriter shall have no responsibility or liability to the Company or any other person with respect thereto. Each Underwriter advises that it and its affiliates are engaged in a broad range of securities and financial services and that it or its affiliates may have business relationships or enter into contractual relationships with purchasers or potential purchasers of the Company’s securities. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of, or for the benefit of, the Company.
SECTION 11.    Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, solely with respect to the Offering contemplated by this Agreement. For elimination of doubt, nothing in this Agreement or contemplated hereby, including without limitation the immediately previous sentence, shall supersede, curtail, limit, terminate, eliminate or invalidate any provision of the engagement letter, dated as of May 31, 2018, by and between the Representative and the Company (“Engagement Letter”) not related to the transactions contemplated by the Offering Statement and the Final Offering Circular, each of which provisions shall remain in full force and effect.
SECTION 12.    Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

SECTION 13.    Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, or sent via electronic mail and confirmed to the parties hereto as follows:
If to the Underwriters:
Boustead Securities, LLC
as the Representative of the several Underwriters
6 Venture, Suite 325
Irvine, CA 92618
Email: Dan@boustead1828.com
Attn: Daniel J. McClory
With a copy (which shall not constitute notice) to:
Hunter Taubman Fischer & Li LLC
1450 Broadway, 26th Floor
New York, NY 10018
Email: ltaubman@htflawyers.com
Attn: Louis Taubman, Esq.
If to the Company:
Soliton, Inc.
5304 Ashbrook Drive
Houston. TX 77081
Email: lbisson@soliton.com
Attn: Ms. Lori Bisson, CFO
With a copy (which shall not constitute notice) to:
Schiff Hardin LLP
901 K Street NW, Suite 700
Washington, DC 20001
Email: CPavri@schiffhardin.com
Attn: Cavas Pavri, Esq.
Any party hereto may change the address for receipt of communications by giving written notice to the others.
SECTION 14.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such merely by reason of such purchase.
SECTION 15.    Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16.    Governing Law Provisions. This Agreement shall governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to conflict of laws principles thereof.
SECTION 17.    General Provisions.
(a)Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Offering Statement, any Preliminary Offering Circular and the Final Offering Circular (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.
(b)The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the officers or employees of the Underwriters, any person controlling the Underwriters and the Company, the officers or employees of the Company, or any person controlling the Company (ii) acceptance of the Shares and payment for them as contemplated hereby and (iii) termination of this Agreement.
(c)Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters’ officers and employees, any controlling persons referred to herein, the Company’s directors and the Company’s officers who sign the Offering Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Shares from the Underwriters merely because of such purchase.
(d)This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
(e)This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.
(f)The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
(g)For the avoidance of doubt, the terms of (i) this Agreement, (ii) the Subscription Agreement, and (iii) the Escrow Agreements shall govern the relationship of the parties and any terms of use included in the parties websites or subscription platforms will not apply.
If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.
[SIGNATURE PAGE FOLLOWS]

Very truly yours,
SOLITON, INC.

By:
Name:
Title:
The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative as of the date first above written.
BOUSTEAD SECURITIES, LLC

By:
Name:
Title:

SCHEDULE A
Initial Closing

Underwriters	Shares Sold through the Underwriters
Boustead Securities, LLC
[__]

SCHEDULE B
Pricing Disclosure Materials
Initial Closing:
Offering price $5.00 per Share
Number of Shares: [●]

SCHEDULE C
Subsidiaries
None.

SCHEDULE D
Testing-the-Waters Communications

EXHIBIT A
Form of Warrant
THE REGISTERED HOLDER OF THIS PURCHASE WARRANT AGREES BY HIS, HER OR ITS ACCEPTANCE HEREOF, THAT SUCH HOLDER WILL NOT FOR A PERIOD OF ONE HUNDRED EIGHTY (180) DAYS FOLLOWING THE QUALIFICATION DATE (AS DEFINED BELOW) OF THE OFFERING STATEMENT: (A) SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE WARRANT TO ANYONE OTHER THAN OFFICERS OR PARTNERS OF BOUSTEAD SECURITIES, LLC, EACH OF WHOM SHALL HAVE AGREED TO THE RESTRICTIONS CONTAINED HEREIN, IN ACCORDANCE WITH FINRA CONDUCT RULE 5110(G)(1), OR (B) CAUSE THIS PURCHASE WARRANT OR THE SECURITIES ISSUABLE HEREUNDER TO BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THIS PURCHASE WARRANT OR THE SECURITIES HEREUNDER, EXCEPT AS PROVIDED FOR IN FINRA RULE 5110(G)(2).
THIS PURCHASE WARRANT IS NOT EXERCISABLE PRIOR TO [●], 2018. VOID AFTER 5:00 P.M., EASTERN TIME, [ ], 2023.
COMMON STOCK PURCHASE WARRANT
For the Purchase of [●]1 Shares of Common Stock
of
SOLITON, INC.
1.Purchase Warrant. THIS CERTIFIES THAT, pursuant to that certain Underwriting Agreement by and between Soliton, Inc., a Delaware corporation (the “Company”) and Boustead Securities, LLC (“Boustead”), as representative (the “Representative”) of the several underwriters listed in Schedule A thereto (the “Underwriters”), dated [●], 2018 (the “Underwriting Agreement”), Boustead (in such capacity with its permitted successors or assigns, the “Holder”), as registered owner of this Purchase Warrant, is entitled, at any time or from time to time from [●], 2018 (the “Exercise Date”), and at or before 5:00 p.m., Eastern time, [●], 2023 (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to [●] shares of common stock of the Company, par value $[●] per share (the “Shares”), subject to adjustment as provided in Section 6 hereof. If the Expiration Date is a day on which banking institutions are authorized by law or executive order to close, then this Purchase Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period commencing on the date hereof and ending on the Expiration Date, the Company agrees not to take any action that would terminate this Purchase Warrant. This Purchase Warrant is initially exercisable at $[●] per Share (one hundred percent (100%)) of the price of the Shares sold in the Offering); provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Warrant, including the exercise price per Share and the number of Shares to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context. Any term not defined herein shall have the meaning ascribed thereto in the Underwriting Agreement.

_______________
1    7% of shares issued in offering

2.Exercise.
2.1.    Exercise Form. In order to exercise this Purchase Warrant, the exercise form attached hereto as Exhibit A (the “Exercise Form”) must be duly executed and completed and delivered to the Company, together with this Purchase Warrant and payment of the Exercise Price for the Shares being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check to the order of the Company. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.
2.2.    Cashless Exercise. In lieu of exercising this Purchase Warrant by payment of cash or check payable to the order of the Company pursuant to Section 2.1 above, Holder may elect to receive the number of Shares equal to the value of this Purchase Warrant (or the portion thereof being exercised), by surrender of this Purchase Warrant to the Company, together with the Exercise Form, in which event the Company shall issue to Holder, Shares in accordance with the following formula:

X=	Y (A-B)
A

Where,	X = The number of Shares to be issued to Holder; Y = The number of Shares for which the Purchase Warrant is being exercised; A = The fair market value of one Share; and B = The Exercise Price.
For purposes of this Section 2.2, the fair market value of a Share is defined as follows:
(i)if the Company’s common stock is traded on a securities exchange, the value shall be deemed to be the weighted average price of the Shares on such exchange for the five (5) consecutive trading days ending on the day immediately prior to the Exercise Form being submitted in connection with the exercise of this Purchase Warrant; or
(ii)if the Company’s common stock is actively traded over-the-counter, the value shall be deemed to be the weighted average price of the Shares for the five (5) consecutive trading days ending on the trading day immediately prior to the Exercise Form being submitted in connection with the exercise of the Purchase Warrant; if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.
2.3.    Legend. Each certificate for the securities purchased under this Purchase Warrant shall bear a legend as follows unless such securities have been registered under the Securities Act of 1933, as amended (the “Act”):
“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state law. Neither the securities nor any interest therein may be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act and applicable state law which, in the opinion of counsel to the Company, is available.”

3.Transfer.
3.1.    General Restrictions. The registered Holder of this Purchase Warrant agrees by his, her or its acceptance hereof, that such Holder will not for a period of one hundred eighty (180) days following the Qualification Date of the Offering Statement: (a) sell, transfer, assign, pledge or hypothecate this Purchase Warrant to anyone other than: (i) Boustead or an underwriter or a selected dealer participating in the offering (the “Offering”) contemplated by the Underwriting Agreement, or (ii) officers or partners of Boustead, each of whom shall have agreed to the restrictions contained herein, in accordance with FINRA Conduct Rule 5110(g)(1), or (b) cause this Purchase Warrant or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Purchase Warrant or the securities hereunder, except as provided for in FINRA Rule 5110(g)(2). On and after that date that is one hundred eighty (180) days after the Qualification Date of the Offering Statement, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto as Exhibit B duly executed and completed, together with this Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) Business Days transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.
3.2.    Restrictions Imposed by the Act. The securities evidenced by this Purchase Warrant shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company, (ii) a Registration Statement relating to the offer and sale of such securities that includes a current prospectus with respect to which the Holder has exercised its registration rights pursuant to Section 4.2 herein, has been filed and declared effective by the Securities and Exchange Commission (the “Commission”) and compliance with applicable state securities law has been established.
4.Registration Rights.
4.1.    Reserved.
4.2.    “Piggy-Back” Registration.
4.2.1.    Grant of Right. Unless all of the Shares underlying the Purchase Warrants (collectively, the “Registrable Securities”) are included in an effective registration statement with a current prospectus, the Holder shall have the right, for a period of five (5) years commencing one hundred eighty (180) days after the Qualification Date, to include the remaining Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145 promulgated under the Act or pursuant to Form S-3 or any equivalent form).
4.2.2.    Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 4.2.1 hereof, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than thirty (30) days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been sold by the Holder. The holders of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice, within ten (10) days of the receipt of the Company’s notice of its intention to file a registration statement. Except as otherwise provided in this Purchase Warrant, there shall be no limit on the number of times the Holder may request registration under this Section 4.2.2.
4.3.    General Terms.
4.3.1.    Indemnification. The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriters contained in Section 5.1 of the Underwriting Agreement. The Holder(s) of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 8.2 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.
4.3.2.    Exercise of Purchase Warrants. Nothing contained in this Purchase Warrant shall be construed as requiring the Holder(s) to exercise their Purchase Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.
4.3.3.    Documents Delivered to Holders. If the registration statement includes an underwritten public offering, the Company shall furnish to each underwriter of any such offering, a signed counterpart, addressed to such underwriter, of: (i) an opinion of counsel to the Company, dated as of the date on which the Registrable Securities are delivered to the underwriter for sale pursuant to such registration, and (ii) a “cold comfort” letter dated the effective date of such registration statement and the date of the closing under the underwriting agreement signed by the independent registered public accounting firm which has issued a report on the Company’s financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriter(s) in underwritten public offerings of securities. The Company shall also deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter(s) to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of FINRA. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times as any such Holder shall reasonably request.

4.3.4.    Underwriting Agreement. The Company shall enter into an underwriting agreement with the managing underwriter(s), if any, selected by any Holders whose Registrable Securities are being registered pursuant to this Section 4, which managing underwriter shall be reasonably satisfactory to the Company. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriter, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriter(s) shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriter(s) except as they may relate to such Holders, their Shares and their intended methods of distribution.
4.3.5.    Documents to be Delivered by Holder(s). Each of the Holder(s) participating in any of the foregoing offerings shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders.
4.3.6.    Damages. Should the registration or the effectiveness thereof required by Section 4.3 hereof be delayed by the Company or the Company otherwise fails to comply with such provisions, the Holder(s) shall, in addition to any other legal or other relief available to the Holder(s), be entitled to obtain specific performance or other equitable (including injunctive) relief against the threatened breach of such provisions or the continuation of any such breach, without the necessity of proving actual damages and without the necessity of posting bond or other security.
4.3.7.    Rule 144 Registration. The provisions of this Section 4 shall be inapplicable to the extent the Registrable Securities become eligible for sale by the Holder assuming a cashless exercise without the need for current pubic information or other restriction pursuant to Rule 144 under the Act.
5.    New Purchase Warrants to be Issued.
5.1.    Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereof, the Company shall cause to be delivered to the Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Shares purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.
5.2.    Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.
6.    Adjustments.
6.1.    Adjustments to Exercise Price and Number of Shares. The Exercise Price and the number of Shares underlying this Purchase Warrant shall be subject to adjustment from time to time as hereinafter set forth:

6.1.1.    Share Dividends; Split Ups. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Shares is increased by a stock dividend payable in Shares or by a split up of Shares or other similar event, then, on the effective day thereof, the number of Shares purchasable hereunder shall be increased in proportion to such increase in outstanding shares, and the Exercise Price shall be proportionately decreased.
6.1.2.    Aggregation of Shares. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of outstanding Shares is decreased by a consolidation, combination or reclassification of Shares or other similar event, then, on the effective date thereof, the number of Shares purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares, and the Exercise Price shall be proportionately increased.
6.1.3.    Replacement of Shares upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Shares other than a change covered by Section 6.1.1 or Section 6.1.2 hereof or that solely affects the par value of such Shares, or in the case of any share reconstruction or amalgamation or consolidation of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Shares), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Warrant shall have the right thereafter (until the expiration of the right of exercise of this Purchase Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Shares of the Company obtainable upon exercise of this Purchase Warrant immediately prior to such event; and if any reclassification also results in a change in Shares covered by Section 6.1.1 or Section 6.1.2, then such adjustment shall be made pursuant to Section 6.1.1, Section 6.1.2 and this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.
6.1.4.    Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to this Section 6.1, and Purchase Warrants issued after such change may state the same Exercise Price and the same number of Shares as are stated in the Purchase Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the date hereof or the computation thereof.
6.2.    Substitute Purchase Warrant. In case of any consolidation of the Company with, or share reconstruction or amalgamation of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation which does not result in any reclassification or change of the outstanding Shares), the corporation formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Purchase Warrant providing that the holder of each Purchase Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Warrant) to receive, upon exercise of such Purchase Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of Shares of the Company for which such Purchase Warrant might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation, sale or transfer. Such supplemental Purchase Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 6. The above provision of this Section 6 shall similarly apply to successive consolidations or share reconstructions or amalgamations.

6.3.    Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Shares or other securities, properties or rights.
7.    Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized Shares, solely for the purpose of issuance upon exercise of this Purchase Warrant, such number of Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Purchase Warrant and payment of the Exercise Price therefor, in accordance with the terms hereby, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. The Company further covenants and agrees that upon exercise of this Purchase Warrant and payment of the exercise price therefor, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. As long as this Purchase Warrant shall be outstanding, the Company shall use its commercially reasonable efforts to cause all Shares issuable upon exercise of this Purchase Warrant to be listed (subject to official notice of issuance) on all national securities exchanges (or, if applicable, on the OTC Bulletin Board or any successor trading market) on which the Shares issued to the public in the Offering may then be listed and/or quoted.
8.    Certain Notice Requirements.
8.1.    Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Purchase Warrants and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books (the “Notice Date”) for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.
8.2.    Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of its Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed.
8.3.    Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Financial Officer.

8.4.    Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Warrant shall be in writing and shall be deemed to have been duly made (1) when hand delivered, (2) when mailed by express mail or private courier service, (3) when the event requiring notice is disclosed in all material respects and filed in a current report on Form 8-K or in a definitive proxy statement on Schedule 14A prior to the Notice Date or (4) if sent by electronic mail, on the day the notice was sent if during regular business hours and, if sent outside of regular business hours, on the following business day: (i) if to the registered Holder of the Purchase Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to following address or to such other address as the Company may designate by notice to the Holders:
If to the Holder:
Boustead Securities, LLC
6 Venture, Suite 325
Irvine, CA 92618
Email: Dan@boustead1828.com
Attn: Daniel J. McClory
With a copy (which shall not constitute notice) to:
Hunter Taubman Fischer & Li LLC
1450 Broadway, 26th Floor New York, NY 10018
Email: ltaubman@htflawyers.com
Attn: Louis Taubman, Esq.
If to the Company:
Soliton, Inc.
5304 Ashbrook Drive
Houston. TX 77081
Email: lbisson@soliton.com
Attn: Ms. Lori Bisson, CFO
With a copy (which shall not constitute notice) to:
Schiff Hardin LLP
901 K Street NW, Suite 700
Washington, DC 20001
Email: CPavri@schiffhardin.com
Attn: Cavas Pavri, Esq.
9.    Miscellaneous.
9.1.    Amendments. The Company and Boustead may from time to time supplement or amend this Purchase Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and Boustead may deem necessary or desirable and that the Company and Boustead deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

9.2.    Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.
9.3.    Entire Agreement. This Purchase Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.
9.4.    Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees and respective successors and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.
9.5.    Governing Law; Submission to Jurisdiction. This Purchase Warrant shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Warrant shall be brought and enforced in the state courts located in Orange County, or in the United States District Court for the Central District of California located in the City of Santa Ana, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.
9.6.    Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.
9.7.    Exchange Agreement. As a condition of the Holder’s receipt and acceptance of this Purchase Warrant, Holder agrees that, at any time prior to the complete exercise of this Purchase Warrant by Holder, if the Company and Boustead enter into an agreement (“Exchange Agreement”) pursuant to which they agree that all outstanding Purchase Warrants will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.
9.8.    Execution in Counterparts. This Purchase Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Such counterparts may be delivered by facsimile transmission or other electronic transmission.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the ____ day of _______, 2018.
SOLITON, INC.

By:
Name:
Title:

EXHIBIT A
to
PURCHASE WARRANT
Form to be used to exercise Purchase Warrant:
Date: __________, 20___
The undersigned hereby elects irrevocably to exercise the Purchase Warrant for ______ Shares of Soliton, Inc., a Delaware corporation (the “Company”) and hereby makes payment of $____ (at the rate of $____ per Share) in payment of the Exercise Price pursuant thereto. Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been exercised.
or
The undersigned hereby elects irrevocably to convert its right to purchase ___ Shares under the Purchase Warrant for ______ Shares, as determined in accordance with the following formula:

X=	Y (A-B)
A

Where,	X = The number of Shares to be issued to Holder; Y = The number of Shares for which the Purchase Warrant is being exercised; A = The fair market value of one Share; and B = The Exercise Price.
The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.
Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been exercised.
Signature
Signature Guaranteed
INSTRUCTIONS FOR REGISTRATION OF SECURITIES
Name: (Print in Block Letters)
Address:
NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

EXHIBIT B
TO
PURCHASE WARRANT
Form to be used to assign Purchase Warrant:
(To be executed by the registered Holder to effect a transfer of the within Purchase Warrant):
FOR VALUE RECEIVED, ___________________________ does hereby sell, assign and transfer unto __________________ the right to purchase shares of Soliton, Inc., a Delaware corporation (the “Company”), evidenced by the Purchase Warrant and does hereby authorize the Company to transfer such right on the books of the Company.
Dated:    ____________, 20__
Signature
NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Warrant without alteration or enlargement or any change whatsoever.

EXHIBIT B
Form of Lock-Up Agreement
Boustead Securities, LLC
6 Venture, Suite 325
Irvine, CA 92618
Re:    Soliton, Inc. – Lock-Up Agreement
Ladies and Gentlemen:
The undersigned, a holder of shares of common stock, $0.001 par value (“Shares”), or rights to acquire Shares, of Soliton, Inc., a Delaware corporation (the “Company”), understands that Boustead Securities, LLC, acting as a representative (the “Representative”) of the several underwriters in the Public Offering (“Underwriters”), proposes to enter into an underwriting agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of Shares of the Company.
To induce the Underwriters to continue their efforts in connection with the Public Offering, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees for the benefit of the Company and the Representative that, without the Representative’s prior written consent, the undersigned will not, during the period commencing on the date hereof and ending 12 months following the closing date of the Public Offering (the “Initial Lock-Up Period”), directly or indirectly (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, any Shares or any securities directly or indirectly convertible into or exercisable or exchangeable for Shares owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned on the date hereof or hereafter acquired, or (2) enter into any swap or other agreement or arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.
After the Initial Lock-up Period and until 24 months from the closing of the Public Offering (the “Additional Lock-up Period”), the undersigned hereby agrees for the benefit of the Company and the Underwriters that, without the Representative’s prior written consent, the undersigned will not, sell his, her or its shares other than pursuant to the following criteria:

i.
if the Company’s common stock price is over $7.00 per share for five consecutive trading days then the undersigned can sell up to 3% of his, her or its holdings on a monthly basis, subject to a maximum sale on any trading day of 4% of the daily volume;

ii.
if the Company’s common stock price is over $10.00 per share for five consecutive trading days then the undersigned can sell up to an additional 5% of his, her or its holdings on a monthly basis, subject to a maximum sale on any trading day of 7% of the daily volume; and

iii.
if the Company’s common stock price is over $14.00 per share then the undersigned is not restricted from making any sales until such time as the Company’s common stock price falls back below $14.00 per share.

From the end of the preceding 24 month period until the three-year anniversary of the initial closing of the Public Offering (the “Final Lock-up Period”, and collectively with the Initial Lock-up Period and the Additional Lock-up Period, the “Lock-up Period”), the undersigned shall be able to sell on any trading day 10% of the daily volume; provided that if the Company’s common stock price is over $10.00 per share then the undersigned is not restricted from making any sales until such time as the Company’s common stock falls back below $10.00 per share.
Notwithstanding the above, if the price of the Company’s common stock is below $7.00 after the Initial Lock-up Period, the undersigned is permitted to sell in two tranches 5% of his, her or its holdings, up to 100,000 shares, in a private transaction, after which such shares will be subject to a Rule 144 6 month holding period and released from lockup thereafter.
If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the Public Offering.
The foregoing shall not apply to:

i.	the sale of Shares pursuant to the Underwriting Agreement;

ii.
transactions relating to Shares acquired in open market transactions after the completion of the Public Offering; provided that, no filing by any party under the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with such transfer;

iii.
(a) exercises of stock options or equity awards granted pursuant to an equity incentive or other plan or warrants to purchase shares of Shares or other securities (including by cashless exercise to the extent permitted by the instruments representing such stock options or warrants so long as such cashless exercise is effected solely by the surrender of outstanding stock options or warrants to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price), provided that in any such case the securities issued upon exercise shall remain subject to the provisions of this Agreement (as defined below); (b) transfers of Shares or other securities to the Company in connection with the vesting or exercise of any equity awards granted pursuant to an equity incentive or other plan and held by the undersigned to the extent, but only to the extent, as may be necessary to satisfy tax withholding obligations pursuant to the Company’s equity incentive or other plans;

iv.
transfers of Shares or any security directly or indirectly convertible into or exercisable or exchangeable for Shares as a bona fide gift or in connection with estate planning, including, but not limited to, dispositions to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned and dispositions from any grantor retained annuity trust established for the direct benefit of the undersigned or a member of the immediate family of the undersigned, or by will or intestacy;

v.	any transfer pursuant to a qualified domestic relations order or in connection with a divorce;

vi.
(a) any distributions or transfers without consideration of Shares or any security directly or indirectly convertible into or exercisable or exchangeable for Shares to limited partners, members, stockholders or affiliates of the undersigned, or to any partnership, corporation or limited liability company controlled by the undersigned or by a member of the immediate family of the undersigned; (b) any transfer made in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement;

vii.
the establishment of a trading plan pursuant to Rule 10b 5-1 under the Exchange Act for the transfer of shares of Shares, provided that such plan does not provide for the transfer of Shares during the Lock-Up Period;

viii.	by will or intestate succession upon the death of the undersigned; or

i.
transfers or distributions pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s Common Stock involving a change of control of the Company (including entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of the Company’s Common Stock (or any security convertible into or exercisable for the Company’s Common Stock), or voting any of the Company’s Common Stock in favor of any such transaction or taking any other action in connection with any such transaction), provided that the restrictions set forth in this Lock-Up Agreement shall continue to apply to the undersigned's Shares should such tender offer, merger, consolidation or other transaction not be completed;

provided, however, that (a) in the case of any transfer or distribution pursuant to clause (iv) or (vi), each donee or distributee shall sign and deliver a lock-up letter agreement substantially in the form of this letter agreement (the “Agreement”) and (b) in the case of any transaction pursuant to clauses (iv), (vi) or (vii), such transaction is not required to be reported during the Lock-Up Period by anyone in any public report or filing with the Securities and Exchange Commission or otherwise (other than a required filing on Form 5, Schedule 13D or Schedule 13G (or 13D/A or 13G/A) and no such filing shall be made voluntarily during the Lock-Up Period. In addition, the undersigned agrees that, without the Representative’s prior written consent, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Shares or any security directly or indirectly convertible into or exercisable or exchangeable for Shares.
The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Agreement during the period from the date of this Agreement to the expiration of the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take such action unless it has received written confirmation from the Company that the Lock-Up Period has expired.
In furtherance of the foregoing, (1) the undersigned also agrees and consents to the entry of stop transfer instructions with any duly appointed transfer agent for the registration or transfer of the securities described herein against the transfer of any such securities except in compliance with the foregoing restrictions, and (2) the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement.
If the undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Shares, the Representative will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. The undersigned hereby waives any applicable notice requirement concerning the Company’s intention to file the registration statement and applicable exhibits (the “Offering Statement”) and sell Shares thereunder.
The undersigned understands that the Company and the Underwriters are relying upon this Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
The undersigned acknowledges that whether or not the Public Offering actually occurs depends on a number of factors, including market conditions, that any Public Offering will be made only pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representative and that there is no assurance that the Company and the Representative will enter into an Underwriting Agreement with respect to the Public Offering or that the Public Offering will be consummated.
This Agreement shall automatically terminate upon the earliest to occur, if any, of (1) either the Representative, on the one hand, or the Company, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Public Offering, (2) termination of the Underwriting Agreement before the sale of any shares of Shares pursuant to the Underwriting Agreement, (3) the withdrawal of the Offering Statement filed with the Securities and Exchange Commission with respect to the Public Offering, or (4) the Underwriting Agreement having not been executed by [●] or such other date as may be agreed as the final date of the Public Offering if the Company and the Representative extend the Public Offering.
This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflict of laws principles thereof.
[SIGNATURE PAGE FOLLOWS

Sincerely,

Shareholder

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

EXHIBIT C
Patent Applications